                          AGREEMENT AND PLAN OF MERGER


                                     among:


                         SORRENTO NETWORKS CORPORATION,
                             a Delaware corporation;


                            LAMBDA ACQUISITION CORP.,
                             a Delaware corporation;


                                   LUXN, INC.,
                             a Delaware corporation;

                                       and

                                THOMAS ALEXANDER,

                         as Company Stockholders' Agent



                           ---------------------------

                            Dated as of June 25, 2003

                           ---------------------------




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                                TABLE OF CONTENTS

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                               EXHIBITS

Exhibit A      -      Designated Stockholders

Exhibit B      -      Certain definitions

Exhibit C      -      Form of Amended and Restated Certificate of Incorporation
                      of Surviving Corporation

Exhibit D      -      Signing Date Statement

Exhibit E      -      Form of Escrow Agreement

Exhibit F      -      Form of Stockholders' Agreement

Exhibit G      -      Form of legal opinion of Wilson, Sonsini, Goodrich & Rosati

Exhibit H      -      Form of Parent Warrant

Exhibit I      -      Form of Company Offer Letter

Exhibit J      -      Form of legal opinion of Cooley Godward LLP
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                             TABLE OF CONTENTS

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
SECTION 1.            DESCRIPTION OF TRANSACTION..............................................................1

      1.1      Merger of Merger Sub into the Company..........................................................1

      1.2      Effect of the Merger...........................................................................1

      1.3      Closing; Effective Time........................................................................1

      1.4      Certificate of Incorporation and Bylaws; Directors and Officers................................2

      1.5      Conversion of Shares...........................................................................2

      1.6      Employee Stock Options and Warrants............................................................3

      1.7      Closing of the Company's Transfer Books........................................................3

      1.8      Exchange of Certificates.......................................................................3

      1.9      Dissenting Shares..............................................................................6

      1.10     Further Action.................................................................................7

      1.11     Taxable Transaction............................................................................7

      1.12     Closing Date Audit.............................................................................7

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................7

      2.1      Due Organization; No Subsidiaries; Etc.........................................................7

      2.2      Certificate of Incorporation and Bylaws; Records...............................................8

      2.3      Capitalization, Etc............................................................................8

      2.4      Financial Statements; Company Expense Schedule.................................................9

      2.5      Absence of Changes............................................................................10

      2.6      Title to Assets...............................................................................12

      2.7      Bank Accounts; Receivables....................................................................12

      2.8      Equipment; Leasehold..........................................................................12

      2.9      Intellectual Property.........................................................................13

      2.10     Contracts.....................................................................................17

      2.11     Liabilities...................................................................................20

      2.12     Compliance with Legal Requirements............................................................20

      2.13     Governmental Authorizations...................................................................20

      2.14     Tax Matters...................................................................................20

      2.15     Employee and Labor Matters; Benefit Plans.....................................................21

      2.16     Environmental Matters.........................................................................26

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    2.17     Insurance.....................................................................................26

    2.18     Related Party Transactions....................................................................26

    2.19     Legal Proceedings; Orders.....................................................................27

    2.20     Authority; Binding Nature of Agreement........................................................27

    2.21     Non-Contravention; Consents...................................................................27

    2.22     Full Disclosure...............................................................................28

    2.23     No Reportable Transaction.....................................................................29

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................29

    3.1      Due Organization; Subsidiaries; Etc...........................................................29

    3.2      Capitalization; Etc...........................................................................29

    3.3      SEC Filings; Financial Statements.............................................................30

    3.4      Authority; Binding Nature of Agreement........................................................30

    3.5      Noncontravention..............................................................................30

    3.6      Absence of Certain Changes....................................................................31

    3.7      Litigation....................................................................................31

    3.8      Interim Operations of Merger Sub..............................................................31

    3.9      Valid Issuance................................................................................31

    3.10     No Reportable Transaction.....................................................................31

SECTION 4.      CERTAIN COVENANTS OF THE COMPANY...........................................................31

    4.1      Access and Investigation......................................................................31

    4.2      Operation of the Company's Business...........................................................31

    4.3      Notification; Updates to Disclosure Schedule..................................................33

    4.4      No Negotiation................................................................................34

    4.5      Company Preferred Holder Elections............................................................34

SECTION 5.      ADDITIONAL COVENANTS OF THE PARTIES........................................................35

    5.1      Filings and Consents..........................................................................35

    5.2      Registration Procedures and Expenses..........................................................35

    5.3      Termination of Obligations....................................................................36

    5.4      Company Stockholder Approval..................................................................36

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    5.5      Public Announcements..........................................................................37

    5.6      Best Efforts..................................................................................37

    5.7      Stockholders' Agreement.......................................................................37

    5.8      Employee Matters..............................................................................37

    5.9      Resignation of Officers and Directors.........................................................38

    5.10     Company Expense Schedule......................................................................38

    5.11     Maintenance of Existing Company Directors and Officers Insurance..............................38

    5.12     Employee Communications.......................................................................38

SECTION 6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB...............................38

    6.1      Accuracy of Representations...................................................................38

    6.2      Performance of Covenants......................................................................39

    6.3      Stockholder Approval..........................................................................39

    6.4      Consents......................................................................................39

    6.5      Agreements and Documents......................................................................39

    6.6      No Restraints.................................................................................40

    6.7      No Legal Proceedings..........................................................................40

    6.8      Employees.....................................................................................40

    6.9      Termination of Company Stock Plans............................................................40

    6.10     Termination of 2002 Retention Compensation Plan...............................................40

    6.11     Minimum Net Cash..............................................................................40

    6.12     Warrants and Options..........................................................................40

    6.13     Termination of Investor Agreements............................................................41

SECTION 7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.........................................41

    7.1      Accuracy of Representations...................................................................41

    7.2      Performance of Covenants......................................................................41

    7.3      Listing.......................................................................................41

    7.4      No Restraints.................................................................................41

    7.5      Legal Opinion.................................................................................41

SECTION 8.      TERMINATION................................................................................41

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    8.1      Termination Events............................................................................41

    8.2      Termination Procedures........................................................................42

    8.3      Effect of Termination.........................................................................42

SECTION 9.      INDEMNIFICATION, ETC.......................................................................43

    9.1      Survival of Representations, Etc..............................................................43

    9.2      Indemnification by the Company Stockholders...................................................43

    9.3      Threshold; Ceiling; Limitation on Indemnification.............................................44

    9.4      Satisfaction of Indemnification Claim.........................................................44

    9.5      No Contribution...............................................................................45

    9.6      Interest......................................................................................45

    9.7      Defense of Third Party Claims.................................................................45

    9.8      Company Stockholders' Agent...................................................................46

    9.9      Exercise of Remedies by Indemnitees Other Than Parent.........................................47

SECTION 10.     Miscellaneous Provisions...................................................................47

    10.1     Further Assurances............................................................................47

    10.2     Fees and Expenses.............................................................................47

    10.3     Attorneys' Fees...............................................................................47

    10.4     Notices.......................................................................................47

    10.5     Confidentiality...............................................................................48

    10.6     Time of the Essence...........................................................................49

    10.7     Headings......................................................................................49

    10.8     Counterparts..................................................................................49

    10.9     Governing Law.................................................................................49

    10.10    Successors and Assigns........................................................................49

    10.11    Remedies Cumulative; Specific Performance.....................................................49

    10.12    Waiver........................................................................................50

    10.13    Amendments....................................................................................50

    10.14    Severability..................................................................................50

    10.15    Parties in Interest...........................................................................50

    10.16    Entire Agreement..............................................................................50
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    10.17    Construction..................................................................................50

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                                      -vi-

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of June 25, 2003, by and among: SORRENTO NETWORKS CORPORATION, a Delaware corporation ("Parent"); LAMBDA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); LUXN, INC., a Delaware corporation (the "Company"), and THOMAS ALEXANDER as the Company Stockholders' Agent (as to Section 1.5 and Section 9 only). Certain other capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         C. Contemporaneously with the execution and delivery of this Agreement, each of the Company stockholders identified on Exhibit A (the "Designated Stockholders") is executing and delivering to Parent a Stockholder Agreement (as defined in Section 5.7) of even date herewith. The Designated Stockholders own a majority of shares of the Common Stock ($0.0001 par value) of the Company ("Company Common Stock") and a majority of shares of the Series A-1 Preferred Stock ($0.0001 par value) of the Company (the "Series A-1 Preferred").

                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

         1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at such time and date as Parent and the Company may mutually agree upon (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed




                                       1.

certificate of merger conforming to the requirements of Section 251 of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

            (a) The Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be determined by Parent, at its sole discretion.

         1.5 Conversion of Shares.

         (a) Subject to Sections 1.5(c), 1.8 and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

            (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be canceled and of no further force or effect;

            (ii) each share of Series A-1 Preferred outstanding immediately prior to the Effective Time shall be converted into either (A) the right to receive the Series A-1 Preferred Cash Amount and a Parent Warrant to purchase the Warrant Amount, or (B) subject to the limitations set forth in Section 1.8(h), the right to receive the Series A-1 Preferred Stock Amount and a Parent Warrant to purchase the Warrant Amount; and

            (iii) each share of the common stock (with no par value) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         (b) The Company shall provide, no later than three (3) days following the date of this Agreement, a "Signing Date Statement" to be attached hereto as Exhibit D, which statement shall set forth the amount of Adjusted Net Cash and the amount of accounts receivable outstanding, each as of June 16, 2003, and shall be subject to Parent's approval (which approval shall not be unreasonably withheld). The Company shall afford Parent and its advisors reasonable access to the Company's books and records during normal business hours for purposes of Parent's review of the Signing Date Statement. Parent shall calculate the per share "Series A-1 Preferred Cash Amount" by dividing the Net Cash by the Company Preferred Share Amount, and shall calculate the Aggregate Series A-1 Preferred Cash Amount by multiplying the Series A-1 Preferred Cash Amount with the aggregate number of shares of Series A-1 Preferred




                                       2.

held by the holders of Series A-1 Preferred who shall have elected to receive cash payment pursuant to Section 1.8 hereof.

            (c) At the Effective Time, Parent shall deliver the Parent Warrants to the Escrow Agent, to be held and disbursed in accordance with the Escrow Agreement. During the period from the Closing through the date six months thereafter (the "Escrow Period"), all accounts receivable outstanding as of June 16, 2003 that are still outstanding as of the Closing Date actually paid to the Company shall also be delivered to the Escrow Agent, to be held and disbursed in accordance with the Escrow Agreement (together with the Parent Warrants, the "Escrow Account").

         1.6 Employee Stock Options and Warrants. At the Effective Time:

            (a) Parent shall not assume any outstanding option, whether vested or unvested (a "Company Option"), and none of the optionees ("Optionees") shall have any rights with respect to any shares of Parent capital stock in connection with the Merger. On or after the date of this Agreement, the Company shall give written notice to each Optionee of the proposed Merger, including notice of the anticipated Closing Date. Pursuant to the terms of the Company's 2002 Stock Plan, the Company's 2001 Stock Plan, the Company's 1999 Stock Option Plan and the Company's 1998 Stock Plan (collectively, the "Company Stock Plans") and the option agreements, in the event of a merger involving a Change of Control (as defined thereunder) in which the successor corporation does not assume or substitute the Company Options, all shares subject to all Company Options shall become fully vested and exercisable until the closing of the Change of Control Transaction. To the extent not previously exercised by the Optionee prior to the Closing Date, each Company Option shall terminate on the Closing Date and be of no further force and effect and no payment shall be made with respect thereto.

            (b) All outstanding warrants to purchase Company preferred stock shall be exercised or terminated prior to Closing.

         1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8 Exchange of Certificates.

            (a) As soon as practicable after the date of this Agreement, Company will send to each holder of Company Series A-1 Preferred a letter (an "Election Notice") setting forth (i) the right of such holder to receive (A) cash and warrants to purchase Parent Common Stock, (B) Parent Common Stock and warrants to purchase Parent Common Stock or (C) warrants to




                                       3.

purchase Parent Common Stock and some combination of cash and Parent Common Stock; (ii) instructions for making an election; and (iii) if the election is to receive cash in exchange for some or all of the Series A-1 Preferred, then the instruction for the surrender of Company Stock Certificates representing shares of Series A-1 Preferred (each, a "Company Preferred Stock Certificate") at least five (5) business days prior to the Closing to the Company. Upon Closing, the Company shall deliver to Parent all Company Preferred Stock Certificates surrendered by the holders of Series A-1 Preferred to the extent that such holders shall have elected to receive their pro rata portion of the Aggregate Series A-1 Preferred Cash Amount in exchange for such Company Preferred Stock Certificates, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, upon which time (x) Parent shall deposit the Aggregate Series A-1 Preferred Cash Amount (such amount to be paid within two business days following the later of the Closing Date or the delivery of the applicable documentation in accordance with this Section), to an account designated by the Company Stockholders' Agent (as defined in Section 9.8) for immediate distribution, without any further action of the Parent or the Surviving Corporation, to the holders of such Company Preferred Stock Certificates, and (y) the holder of such Company Preferred Stock Certificate shall be entitled to receive in exchange therefor Parent Warrants that such holder has the right to receive pursuant to the provisions of this Section 1, subject to Section 1.5(c) and the terms of the Escrow Agreement, and the Company Preferred Stock Certificate so surrendered shall be canceled.

            (b) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Preferred Stock Certificates who have not made the election to receive Series A-1 Preferred Cash Amount (each, a "Participating Series A-1 Preferred Stockholder") (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Preferred Stock Certificates for cancellation. Upon surrender of a Company Preferred Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Preferred Stock Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of Parent Common Stock and (2) Parent Warrants, in each case that such holder has the right to receive pursuant to the provisions of this Section 1 and subject to Section 1.5(c) and the terms of the Escrow Agreement and Section 1.8(h), and the Company Preferred Stock Certificate so surrendered shall be canceled.

            (c) Until surrendered as contemplated by this Section 1.8, each Company Preferred Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender Parent Warrants and either cash or a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) to the extent contemplated by this Section 1, and subject to the Section 1.5(c) and the terms of the Escrow Agreement and Section 1.8(h). If any Company Preferred Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the distribution of cash or issuance of any certificate representing Parent Common Stock or Parent Warrant, require the owner of such lost, stolen or destroyed Company Preferred Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Preferred Stock Certificate.





                                       4.

            (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Preferred Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Preferred Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or Parent Warrant for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Preferred Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price. Each holder of capital stock of the Company entitled to receive a Parent Warrant shall receive a Parent Warrant exercisable for the aggregate of all Warrant Amounts to which such holder is entitled, rounded to the nearest whole share (with one-half being rounded upward).

            (f) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) If without taking into effect the operation of this Section 1.8(h), the aggregate number of shares of Parent Common Stock issuable upon conversion of each share of Series A-1 Preferred for which a Company Preferred Holder elected to receive shares of Parent Common Stock instead of cash (each such share of Series A-1 Preferred, a "Converted Share") together with shares of Parent Common Stock issuable upon exercise of the Parent Warrants would constitute more than 19.9% of the Parent Common Stock outstanding at the Effective Time, then at the Effective Time each Converted Share shall be automatically converted without further action by Parent or any Company Preferred Holder into the right to receive (i) the Warrant Amount and (ii) (A) the pro rata portion of (1) 19.9% of the outstanding Parent Common Stock at the Effective Time less (2) the number of shares issuable upon exercise of the Parent Warrants (such pro rata portion, the "Pro Rata Fraction") and (B) at the election of Parent in its sole discretion either:






                                       5.

               (i) for each share (or fraction thereof) of Parent Common Stock not issued upon conversion of the Converted Share as a result of the limitation set forth in this Section 1.8(h), cash equal to (A) the Series A-1 Preferred Cash Amount (or applicable fraction thereof) divided by (B) the Applicable Fraction (the "Additional Cash Amount"); or

               (ii) if Parent elects to seek the requisite stockholder approval of the issuance of Parent Common Stock that would constitute more than 19.9% of the Parent Common Stock outstanding at the Effective Time, then, upon receipt of such stockholder approval, the number of shares of Parent Common Stock equal to the Applicable Fraction less the Pro Rata Fraction; provided, however, that if Parent elects not to seek such stockholder approval at any time, or has not elected to seek such stockholder approval by the Effective Time, then at such time the Additional Cash Amount; and provided further that if Parent convenes a stockholder meeting to obtain such approval and such approval is not granted as of the end of such meeting, then at such time the Additional Cash Amount.

         1.9 Dissenting Shares.

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become entitled to appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Warrants, and either cash or Parent Common Stock, in each case in accordance with Section 1.5 (or cash in lieu of fractional shares of Parent Common Stock, if applicable, in accordance with Section 1.8(e)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Section 262 of the Delaware General Corporation Law or Chapter 13 of the California General Corporation Law, as applicable; provided, however, that if such appraisal rights or the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall no longer be entitled to appraisal rights or to their status as "dissenting shares," then, as of the later of the Effective Time or the time of the loss of such rights or of the failure to perfect such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Warrants and either cash or Parent Common Stock, in each case to the extent set forth in Section 1.5 and subject to Section 1.5(c) and the terms of the Escrow Agreement and Section 1.8(h) (and cash in lieu of fractional shares of Parent Common Stock, if applicable, in accordance with Section 1.8(e)).

            (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Section 262 of the Delaware General Corporation Law or Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law or the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.



                                       6.

         1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

         1.11 Taxable Transaction. The Merger is intended to be a taxable transaction under the Internal Revenue Code of 1986, as amended (the "Code").

         1.12 Closing Date Audit. After the Closing, Parent may, at its sole discretion, prepare an audited balance sheet of the Company as of date hereof, and shall instruct BDO Seidman LLP to calculate the amount of Net Cash (the "Audited Net Cash"). Promptly after receiving notice of BDO Seidman's final calculation of the amount of Audited Net Cash, Parent shall notify the Company Stockholders' Agent of such amount, and shall deliver to the Company Stockholders' Agent a copy of the calculation of Audited Net Cash.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to such exceptions as are specifically disclosed by specific Section references in the disclosure schedule supplied by the Company to Parent and dated as of the date hereof (the "Disclosure Schedule"), the Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

         2.1 Due Organization; No Subsidiaries; Etc.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

            (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "LuxN."

            (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

            (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.




                                       7.

            (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

         2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered or made available to Parent or counsel for Parent accurate and complete copies of: (a) the Company's Certificate of Incorporation and Bylaws, including all amendments thereto; (b) the records of the Company relating to the issuance and ownership of the Company's capital stock; and (c) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or Bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, records of shareholdings, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 Capitalization, Etc.

            (a) The authorized capital stock of the Company consists of: (i) 2,200,000,000 shares of Company Common Stock, of which 33,394,076 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,600,000,000 shares of Preferred Stock (with $.0001 par value), all of which have been designated Series A-1 Preferred, of which 1,471,645,004 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of Series A-1 Preferred is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock and Series A-1 Preferred have been duly authorized and validly issued, and are fully paid and non-assessable. The Company has delivered or made available to Parent or counsel for Parent accurate and complete copies of all agreements in which a repurchase option is held by the Company and to which any of such shares is subject.

            (b) The Company has reserved (1) 377,344,873 shares of Company Common Stock for issuance under the Company's 2002 Stock Plan of which options to purchase 314,875,885 shares are outstanding as of the date of this Agreement,
(2) 5,000,000 shares of Company Common Stock for issuance under the Company's 2001 Stock Plan of which options to purchase 1,821,080 shares are outstanding as of the date of this Agreement, (3) 10,961,788 shares of Company Common Stock for issuance under the Company's 1999 Stock Option Plan of which options to purchase 804,600 shares are outstanding as of the date of this Agreement,




                                       8.

and (4) 287,500 shares of Company Common Stock for issuance under the Company's 1998 Stock Plan of which none is outstanding as of the date of this Agreement.
Part 2.3(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option (iii) the date on which such Company Option was granted, (iv) the exercise price per share of Company Common Stock purchasable under such Company Option and (v) the term of such Company Option.

            (c) Except as set forth in Part 2.3(c) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (d) All outstanding shares of Company Common Stock and Series A-1 Preferred, and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

            (e) Except as set forth in Part 2.3(e) of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company, except for the repurchase at cost of shares subject to a Company repurchase right from employees in connection with the termination of employment. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) in all material respects, all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

         2.4 Financial Statements; Company Expense Schedule.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) The audited balance sheets of the Company as of June 30, 2001 and 2002, and the related audited income statements, statements of stockholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLC relating thereto; and

               (ii) the unaudited balance sheet of the Company as of May 31, 2003 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the eleven months then ended.





                                       9.

            (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby and are consistent with the books and records of the Company in all material respects. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (c) Part 2.4(c) of the Disclosure Schedule when delivered pursuant to Section 5.10 provides an accurate and complete breakdown of all Company Expenses.

            (d) The Signing Date Statement is true and correct in all material respects.

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since May 31, 2003:

            (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, and, to the knowledge of the Company, no event has occurred that will, or would reasonably be expected to, have a Material Adverse Effect on the Company;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, except for repurchases of shares of Company Common Stock at cost from former employees pursuant to the terms of Company repurchase options under existing restricted stock purchase agreements;

            (d) the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

            (f) there has been no amendment to the Company's Certificate of Incorporation or Bylaws, and the Company has not effected or been a party to any Acquisition




                                      10.

Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since May 31, 2003, exceeds $25,000;

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

            (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

            (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except pursuant to agreements outstanding as of May 31, 2003, or
(iii) hired any new employee;

            (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

            (p) the Company has not made any Tax election;

            (q) the Company has not commenced or settled any Legal Proceeding;





                                      11.

            (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

         2.6 Title to Assets.

            (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of such assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

            (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are both material to the business of the Company and currently leased or licensed to the Company.

         2.7 Bank Accounts; Receivables.

            (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

            (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 31, 2003. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 31, 2003 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $50,000 in the aggregate).

         2.8 Equipment; Leasehold.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in reasonably good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.



                                      12.

            (b) The Company does not own any real property or any interest in real property, except for the leaseholds created under any real property lease identified in Part 2.10 of the Disclosure Schedule.

         2.9 Intellectual Property.

            (a) Part 2.9(a) of the Disclosure Schedule accurately identifies and describes:

               (i) in Part 2.9(a)(i) of the Disclosure Schedule, each proprietary product or service developed, manufactured, marketed, or sold by the Company at any time and any product or service currently under development by the Company;

               (ii) in Part 2.9(a)(ii) of the Disclosure Schedule: (A) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (D) each product or service identified in Part 2.9(a)(i) of the Disclosure Schedule that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP;

               (iii) in Part 2.9(a)(iii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Company (other than any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license, (2) is not incorporated into, or used directly in the development, manufacturing or distribution of, the products or services of the Company and
(3) is generally available on standard terms for less than $5,000 per copy or seat); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to the Company; and (C) whether the license or licenses so granted to the Company are exclusive or nonexclusive; and

               (iv) in Part 2.9(a)(iv) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has any right (currently exercisable or exercisable in the future) or interest in, any Company IP.

            (b) The Company has delivered or made available to Parent a complete and accurate copy of each standard form of Company IP Contract used by the Company at any time, including each standard form of: (i) end user license agreement; (ii) development agreement; (iii) distributor or reseller agreement;
(iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement.
Part 2.9(b) of the Disclosure Schedule accurately identifies each Company IP Contract that deviates in any material respect from the corresponding standard form agreement delivered or made available to Parent. Except for the nonexclusive licenses and rights granted in Contracts identified in Part 2.9(a)(iv) of the





                                      13.

Disclosure Schedule, the Company is not bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company IP anywhere in the world.

            (c) The Company exclusively owns all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Company, as identified in Part 2.9(a)(iii) of the Disclosure Schedule) free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing:

               (i) all documents and instruments necessary to perfect the rights of the Company in Registered IP included in the Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

               (ii) each Person who is or was an employee or independent contractor of the Company and who is or was involved in the creation or development of any Company IP has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property Rights to the Company and confidentiality provisions protecting the Company IP;

               (iii) to the Company's knowledge, no Company Employee has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

               (iv) to the Company's knowledge, no employee or independent contractor of the Company is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company; or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality;

               (v) no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

               (vi) the Company has taken all reasonable steps consistent with industry practices to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Company, or purported to be held by the Company, as a trade secret;

               (vii) the Company has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right to any other Person;

               (viii) the Company is not now nor has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that would require or obligate the Company to grant or offer to any other Person any license or right to any Company IP; and

               (ix) the Company owns or otherwise has, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Company as currently conducted.



                                      14.

            (d) All Company IP is valid and enforceable. Without limiting the generality of the foregoing:

               (i) each U.S. patent application and U.S. patent in which the Company has or purports to have an ownership interest was filed within one year of the first printed publication, public use or offer for sale by the Company of each invention claimed in such U.S. patent application or U.S. patent;

               (ii) each foreign patent application and foreign patent in which the Company has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public by the Company;

               (iii) to the Company's knowledge, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person;

               (iv) each item of Company IP that is Registered IP is and at all times has been in compliance in all material respects with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline;

               (v) no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of the Company has been abandoned, allowed to lapse or rejected;

               (vi) Part 2.9(d)(vi) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the date of this Agreement in order to maintain each such item of Registered IP in full force and effect;

               (vii) the Company has delivered or made available to Parent complete and accurate copies of all applications, correspondence and other material documents related to each such item of Registered IP;

               (viii) no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is or has been pending or, to the knowledge of the Company, threatened in writing (electronic or otherwise), in which the scope, validity or enforceability of any such Registered IP is being, has been or could reasonably be expected to be contested or challenged; and

               (ix) to the Company's knowledge, there is no basis for a claim that any Company IP is invalid or unenforceable.

            (e) Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement nor the consummation of any of the transactions contemplated hereunder or thereunder will, with or without notice or the lapse of




                                      15.

time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Company IP; (ii) a breach of any Contract listed or required to be listed in Part 2.9(a)(iii) of the Disclosure Schedule; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

            (f) To the knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. Part 2.9(f) of the Disclosure Schedule accurately identifies (and the Company has delivered or made available to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or any Representative of the Company regarding any actual, alleged or suspected infringement or misappropriation of any Company IP and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

            (g) To the Company's knowledge, the Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Without limiting the generality of the foregoing:

               (i) to the Company's knowledge, no product, information or service ever manufactured, produced, distributed, published, provided or sold by or on behalf of the Company, and no Intellectual Property ever owned or developed by the Company, has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person;

               (ii) no infringement, misappropriation or similar claim or Legal Proceeding is pending or has been threatened in writing (electronic or otherwise) against the Company or, to the knowledge of the Company, against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding;

               (iii) the Company has never received any notice or other communication in writing (electronic or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person;

               (iv) the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to any intellectual property infringement, misappropriation or similar claim (other than pursuant to the standard forms of Company IP Contracts described in Section 2.9(b));

               (v) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right; and

               (vi) no claim or Legal Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Company is pending or has been threatened against




                                      16.

the Company in writing (electronic or otherwise), except for any such claim or Legal Proceeding that, if adversely determined, would not adversely affect: (A) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Company; or (B) the manufacturing, distribution or sale of any product or service being developed, offered, manufactured, distributed or sold by the Company.

            (h) None of the Company Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) materially fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Company Software. The Company has delivered or made available to Parent a complete and accurate list of all known bugs, defects and errors in each version and component of the Company Software.

            (i) None of the Company Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

            (j) None of the Company Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

            (k) No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. The Company does not has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee of the Company.

         2.10 Contracts.

            (a) Part 2.10 of the Disclosure Schedule identifies:




                                      17.

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor of the Company (other than any offer letter in substantially the form of Exhibit I executed by any employee of the Company);

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Intellectual Property Right;

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product, asset or services from any other Person, (C) to sell any product, asset or services for any other Person, (D) to transact business or deal in any other manner with any other Person, or (E) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any outstanding securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

               (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

               (xi) any other Company Contract that is material to the Company's business and was either (A) entered into outside the ordinary course of business or (B) inconsistent with the Company's past practices;

               (xii) each Company Contract (or series of related contracts) with obligations in excess of $10,000 that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

               (xiii) each Company Contract (or series of related contracts) that contemplates or involves (A) the payment or delivery of cash or other consideration in an




                                      18.

amount or having a value in excess of $20,000 in the aggregate, or (B) the performance of services for the Company having a value in excess of $20,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

            (b) The Company has delivered or made available to Parent or its counsel accurate and complete copies of all written Contracts identified in Part
2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form.

            (c) Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (d) Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract;

               (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract,
(C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

               (iii) the Company has not received any notice or other communication in writing (electronic or otherwise) regarding any actual or possible violation or breach of, or default under, any Company Contract; and

               (iv) the Company has not waived any of its material rights under any Material Contract.

            (e) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

            (f) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

            (g) The Company has not entered into any Contract with Meriton Networks, Inc.



                                      19.

         2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since May 31, 2003 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

         2.12 Compliance with Legal Requirements. The Company is, and has at all times since May 31, 2001 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has not received any notice or other communication in writing (electronic or otherwise) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

         2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered or made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. The Company has not received any notice or other communication in writing (electronic or otherwise) from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 Tax Matters.

            (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has made available to Parent or its counsel accurate and complete copies of all Company Returns filed since June 30, 2000 that have been requested by Parent.

                                       20.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from May 31, 2003 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

            (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

            (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened in writing (electronic or otherwise) against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to
Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any Company Employee that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15 Employee and Labor Matters; Benefit Plans.

            (a) Part 2.15(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on furlough or a leave of absence):

               (i) the name of such employee and the date as of which such employee was originally hired by the Company;


                                       21.

               (ii) such employee's title;

               (iii) the aggregate dollar amount of the compensation reported by the Company on such employee's W-2 with respect to services performed in 2002; and

               (iv) such employee's annual salary and target bonus as of the date of this Agreement.

            (b) Part 2.15(b) of the Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Part 2.15(b) of the Disclosure Schedule accurately describes such benefits.

            (c) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered or made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.

            (d) To the knowledge of the Company:

               (i) no employee of the Company intends to terminate his employment with the Company;

               (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's business; and

               (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company; or (B) the Company's business or operations.

            (e) Part 2.15(e) of the Disclosure Schedule accurately sets forth, with respect to each independent contractor of the Company:

               (i) the name of such independent contractor and the date as of which such independent contractor was originally hired by the Company;

               (ii) a brief description of such independent contractor duties and responsibilities;

               (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company with respect to services performed in 2002; and

               (iv) the terms of compensation of such independent contractor.

                                       22.

            (f) Except as set forth in Part 2.15(f) of the Disclosure Schedule, the Company is not a party to or bound by, and the Company has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

            (g) The Company is not engaged, and the Company has never been engaged, in any unfair labor practice. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

            (h) None of the current or former independent contractors of the Company could be reclassified as an employee. There are not, and at no time have been, any independent contractors who have provided services to the Company or any Company Affiliate for a period of six consecutive months or longer. The Company has never had any temporary or leased employees. No independent contractor of the Company is eligible to participate in any Company Employee Plan.

            (i) Part 2.15(i) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to the extent necessary to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements or as required by this Agreement).

            (j) The Company has delivered or made available to Parent or counsel to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all material written materials provided to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company or any Company Affiliate; (vii) all correspondence to or from any Governmental Body relating

                                       23.

to any Company Employee Plan; (viii) all COBRA forms and related notices; (ix) all insurance policies in the possession of the Company or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

            (k) The Company and each of the Company Affiliates have performed in all material respects all obligations required to be performed by them under each Company Employee Plan and are not in default or violation of, and the Company has no knowledge of any default or violation by any other party to, the terms of any Company Employee Plan, and each Company Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no claims or Legal Proceedings pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Closing in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Company Affiliate (other than ordinary administration expenses). There are no audits, inquiries or Legal Proceedings pending or, to the knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Body with respect to any Company Employee Plan. Neither the Company nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Company Affiliates have made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (l) Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. Neither the Company nor any Company Affiliate has ever maintained, established, sponsored, participated in or contributed to, any Company Pension Plan in which stock of the Company or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no transaction contemplated by this Agreement shall cause any such assets or insurance obligations to be less than such benefit obligations.


                                       24.

            (m) No Company Employee Plan provides (except at no cost to the Company or any Company Affiliate), or reflects or represents any liability of the Company or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to the Company or any Company Affiliate, neither the Company nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other Person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

            (n) Except as set forth in Part 2.15(n) of the Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

            (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company and each of the Company Affiliates: (i) are, and at all times have been, in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) have withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or Legal Proceedings against the Company or any Company Affiliate under any worker's compensation policy or long-term disability policy.

            (p) To the knowledge of the Company, no stockholder nor any Company Employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Company or that would interfere with the business of the Company or any Company Affiliate. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Company or any Company Affiliate as presently conducted nor any activity of such stockholder or Company Employees in connection with the carrying on of the business of the Company or any Company Affiliate as presently conducted will, to the

                                       25.

knowledge of the Company, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such stockholders or Company Employees is now bound.

         2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication in writing (electronic or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication in writing (electronic or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (a) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder. The Company has made available to Parent or its counsel accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since January 1, 2002, the Company has not received any notice or other communication in writing (electronic or otherwise) regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since June 1, 2001 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since June 1, 2001 been, indebted to the Company; (c) since June 1, 2001, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company (other than agreements related solely to their shareholding in the Company); (d) to the

                                       26.

knowledge of the Company, no Related Party is competing, or has at any time since June 1, 2001 competed, directly or indirectly, with the Company; and (e) to the knowledge of the Company, no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company).

         2.19 Legal Proceedings; Orders.

            (a) Except as set forth in Part 2.19(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened in writing (electronic or otherwise) to commence any Legal
Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.19(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

            (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and, subject to the requisite stockholder approval, to perform its obligations under this Agreement; and the execution, delivery and, subject to the requisite stockholder approval, the performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate of incorporation or bylaws, or (ii) any resolution adopted by the

                                       27.

Company's stockholders, the Company's board of directors or any committee of the Company's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

            (d) contravene, conflict with or result in a material violation or material breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.22 Full Disclosure.

            (a) This Agreement (including the Disclosure Schedule) does not, and the Closing Certificate (as defined in Section 6.5(f)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

            (b) The information supplied by the Company for inclusion in the Information Statement (as described in Section 5.4) will not, as of the date of the Information Statement or as of the date of the Company stockholders' meeting, if any, called for the purpose of approving the Merger, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

                                       28.

         2.23 No Reportable Transaction. The Company does not know or reasonably expect that the Merger will constitute a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 with respect to Parent, the Company, any Company stockholder or any Parent stockholder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         3.1 Due Organization; Subsidiaries; Etc. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all material Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on Parent. For purposes of this Agreement, "Material Adverse Effect on Parent" means a material adverse effect on the assets, business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole.

         3.2 Capitalization; Etc.

            (a) The authorized capital stock of Parent consists of: (i) 150,000,000 shares of Parent Common Stock; and (ii) 2,000,000 shares of Parent Preferred Stock. As of June 16, 2003, 8,915,578 shares of Parent Common Stock were issued and outstanding. As of June 16, 2003, no shares of Parent Preferred Stock are issued or outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

            (b) As of June 16, 2003, (i) 2,416,975 shares of Parent Common Stock are reserved for future issuance pursuant to Parent's 7.5% Secured Convertible Debentures, (ii) 294,277 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding and (iii) 33,147 shares of Parent Common Stock are reserved for future issuance pursuant to warrants granted and outstanding.

            (c) Parent has reserved 2,113,000 shares of Parent Common Stock for issuance under its 2003 Equity Incentive Plan, none of which are subject to outstanding options as of as of June 16, 2003.

            (d) Other than as set forth above, as of the date hereof, there were no outstanding or authorized options, warrants, rights, agreements or commitments to which Parent was a party or which were binding upon the Parent providing for the issuance or redemption of any of its capital stock.

                                       29.

         3.3 SEC Filings; Financial Statements.

            (a) Parent has delivered to the Company or made publicly available accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 2003 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby; and (iv) are consistent with the books and records of Parent in all material respects.

         3.4 Authority; Binding Nature of Agreement. Subject to any approval by Parent's stockholders of any issuance of shares of Parent Common Stock pursuant to Section 1.8(h)(ii), Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.5 Noncontravention. Subject to compliance with the applicable requirements of federal and state securities laws, the rules and regulations of Nasdaq and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation of the transactions contemplated hereby, will (a) conflict with or violate any provision of the charter or by-laws of Parent or the Merger Sub, (b) require on the part of Parent or the Merger Sub any filing with, or permit, authorization, consent or approval of, any Governmental Body, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party any

                                       30.

right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which Parent or the Merger Sub is a party or by which either is bound or to which any of their assets are subject,
(d) result in the imposition of any material lien upon any assets of Parent or the Merger Sub, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or the Merger Sub or any of their properties or assets, in each case except for any violation which would not materially and adversely affect the consummation of the transaction contemplated herein.

         3.6 Absence of Certain Changes. From April 30, 2003 until the date hereof, except as set forth in the Parent SEC Documents, there has occurred no event or development which has had, or would reasonably be expected to have in the future, a material adverse effect on the Parent.

         3.7 Litigation. As of the date of this Agreement, there is no Legal Proceeding that is pending or, to the knowledge of Parent, threatened against Parent and Merger Sub that challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 Interim Operations of Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.9 Valid Issuance. Assuming the accuracy of the representations and warranties in Section 5 of the Stockholders' Agreement, subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger and the shares issuable upon exercise of the Parent Warrants will, when issued in accordance with the provisions of this Agreement and the terms of the Parent Warrants, be validly issued, fully paid and nonassessable, and issued in compliance with applicable securities laws, and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.10 No Reportable Transaction. Parent does not know or reasonably expect that the Merger will constitute a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 with respect to Parent, the Company, any Company stockholder or any Parent stockholder.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

         4.2 Operation of the Company's Business. During the Pre-Closing Period:

                                       31.

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

            (d) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (e) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (y) to issue Company Common Stock upon exercise of outstanding Company Options and warrants, and (z) to issue shares of Company Common Stock upon the conversion of shares of Series A-1 Preferred);

            (f) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting except with respect to acceleration of vesting occurring as a result of the Merger as set forth in the Company Stock Plans under, (i) any provision of the Company Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

            (g) the Company shall not amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or Bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A-1 Preferred);

            (h) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (i) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 per month;

            (j) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

                                       32.

            (k) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for (A) assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts or (B) the sale of products in the ordinary course of business;

            (l) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business, or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Comerica Bank not to exceed $25,000;

            (m) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, except, after prior written notice to Parent, any amendment necessary to conform any Company Employee Plan to the requirements of any applicable Legal Requirements or any amendment expressly required by this Agreement, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

            (n) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

            (o) the Company shall not make any Tax election;

            (p) the Company shall not commence or settle any material Legal Proceeding;

            (q) the Company shall make all commercially reasonable efforts to continue to employ those employees of the Company who were employees as of May 30, 2003;

            (r) the Company shall not purchase more than $40,000 in the aggregate of inventory per month;

            (s) the Company shall not make any aggregate operating expenditures in excess of the amounts per week set forth in Part 4.2(s) of the Disclosure Schedule; and

            (t) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(s)" above.

         4.3 Notification; Updates to Disclosure Schedule.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                                       33.

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company;
and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

            (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

         4.4 No Negotiation. During the Pre-Closing Period, the Company shall ensure that neither the Company nor any of its respective Representatives shall, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

         The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its Representatives, or, to the Company's knowledge, any stockholder of the Company during the Pre-Closing Period.

         4.5 Company Preferred Holder Elections. The Company shall deliver to Parent executed Election Notices from all Company Preferred Holders pursuant to
Section 1.8(a) as soon as practicable following the date hereof, but in any event no later than July 9, 2003.

                                       34.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

         5.2 Registration Procedures and Expenses. Parent shall:

            (a) use its best efforts to file a Registration Statement with the SEC (i) within thirty (30) days following the Closing to register the Registrable Shares issuable upon the Effective Time, and (ii) to the extent that Parent issues shares of Parent Common Stock pursuant to Section 1.8(h)(ii), within thirty (30) days following the date of the stockholder approval described in Section 1.8(h)(ii) (the "Approval Date"), to register the Registrable Shares issuable pursuant to Section 1.8(h)(ii), in each case on Form S-3 under the Securities Act or on such other form that is appropriate to register all of the Registrable Shares for resale from time to time by the Company Preferred Holders;

            (b) use its best efforts, subject to receipt of necessary information from the holders of Series A-1 Preferred, to cause each such Registration Statement to become effective as promptly after filing as practicable but in no event later than the date which is (i) in the event that such Registration Statement is not subject to a full review by the SEC, 60 days after the Closing Date or Approval Date, as applicable, or (ii) in the event that such Registration Statement is subject to a full review by the SEC, 120 days after the Closing Date or Approval Date, as applicable;

            (c) prepare and file with the SEC such amendments and supplements to each such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 5.3 below, subject to Parent's right to suspend pursuant to the Stockholders' Agreement;

            (d) furnish to each Company Preferred Holder such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Company Preferred Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Company Preferred Holders;

            (e) file such documents as may be required of the Parent for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Company Preferred Holder; provided, however, that Parent shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;




                                      35.

            (f) permit the Company Stockholders' Agent (and its legal counsel) a reasonable opportunity to review and comment upon each such Registration Statement prior to the time each it is declared effective;

            (g) advise each Company Preferred Holder promptly:

               (i) of any request by the SEC for amendments to each such Registration Statement or amendments to the prospectus or for additional information relating thereto;

               (ii) of the issuance by the SEC of any stop order suspending the effectiveness of each such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

               (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in each such Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement(s) or the prospectus in order to make the statements therein not misleading;

            (h) in connection with the filing of any document that is to be incorporated by reference into each such Registration Statement or the prospectus (after the initial filing of such Registration Statement):

               (i) use its best efforts to provide copies of such document to the Company Stockholders' Agent concurrently with such filing;

               (ii) make a Parent representative available for discussion of such document;

            (i) cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities of Parent are then listed; and

            (j) bear all expenses in connection with the procedures in paragraphs (a) through (h) of this Section 5.2 and the registration of the Registrable Shares on each such Registration Statement and the satisfaction of the blue sky laws of such states.

         5.3 Termination of Obligations. The obligations of the Company pursuant to Section 5.2 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold, or (ii) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144, or (iii) the second anniversary of the Closing Date.

         5.4 Company Stockholder Approval. As promptly as practicable after the execution of this Agreement, the Company shall take all action necessary under all applicable Legal Requirements to obtain the requisite stockholder approval of this Agreement and the Merger either at a special meeting of stockholders or pursuant to a written stockholder consent,





                                      36.

all in accordance with all applicable Legal Requirements, as well as the Company's Certificate of Incorporation and Bylaws as then in effect. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders the disclosure statement in the form of an Information Statement, which shall include the material terms of the Merger and related transactions and a statement that appraisal rights are available for the Company Capital Stock pursuant to Section 262 of the Delaware Law and Chapter 13 of the California Corporation Code, and a copy of such
Section 262 and Chapter 13. The Company shall allow the Parent a reasonable opportunity to review and comment in advance on the Information Statement furnished to the Company Stockholders, and shall ensure that the information provided to the Company Stockholders is in compliance with all applicable Legal Requirements.

         5.5 Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

         5.6 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.7 Stockholders' Agreement. Prior to the Closing, the Company shall use reasonable efforts to cause all Company Preferred Holders to enter into the Stockholders' Agreement (conditioned and effective upon the Closing) in the form attached hereto as Exhibit F.

         5.8 Employee Matters.

            (a) Prior to the Closing, the Company shall terminate the Company Stock Plans and shall ensure that no employee or former employee of the Company has any rights under any of such Plans and that any liabilities of the Company under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

            (b) Parent agrees that all employees of the Company who continue employment with Parent or the Surviving Corporation after the Effective Time of the Merger ("Continuing Employees") and all such Continuing Employees' dependents shall be eligible to continue to participate in Parent's health, vacation and other employee welfare benefit plans to the same extent as if they were employees of Parent; provided, however, that nothing in this Section 5.8 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plan at any time. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, then other than with regard to equity-based employment plans, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the




                                      37.

Company or its subsidiaries, to the same extent as such service was credited under the similar employee benefit plans of the Company immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

         5.9 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of the Company.

         5.10 Company Expense Schedule. At least five (5) business days prior to the Closing, the Company shall deliver to Parent Part 2.4(c) of the Disclosure Schedule which shall set forth an accurate and complete schedule of all Company Expenses and shall be subject to Parent's reasonable approval (not to be unreasonably withheld or delayed). The Company shall afford Parent and its advisors reasonable access to the Company's books and records during normal business hours for purposes of Parent's review of the Company Expenses.

         5.11 Maintenance of Existing Company Directors and Officers Insurance.

            (a) Parent shall, at Parent's option, either (i) cause the Surviving Corporation to use commercially reasonable efforts to cause to be maintained the directors' and officers' liability insurance policy of the Company in effect as of May 1, 2003 for a period of one year after the Effective Time (or such shorter period as requested by the Company Stockholders' Agent) or (ii) purchase a tail to the directors' and officers' liability insurance policy of the Company in effect as of May 1, 2003 that will extend for a period of one year after the Effective Time (or such shorter period as requested by the Company Stockholders' Agent).

            (b) This Section 5.11 is intended to be for the benefit of, and shall be enforceable by the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and their successors and assigns.

         5.12 Employee Communications. During the Pre-Closing Period, Parent shall not in bad faith communicate directly with employees (other than officers) of the Company in a manner that would adversely impact the Company's ability to retain such employees.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect




                                      38.

to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

         6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 Stockholder Approval.

            (a) The principal terms of the Merger shall have been duly approved by the requisite vote of at least (i) a majority of the shares of Company Common Stock and Series A-1 Preferred entitled to vote with respect thereto; (ii) at least 66 2/3% of the shares of Company Common Stock entitled to vote with respect thereto, and (iii) 75% of the shares of Series A-1 Preferred entitled to vote with respect thereto.

            (b) If required by applicable law or by the rules or regulations of any exchange on which any Parent capital stock is listed or quoted, the principal terms of the Merger shall have been duly approved by the requisite vote of the holders of Parent's capital stock (and any class and series thereof) entitled to vote with respect thereto and, if such approval is required, a receipt of a written opinion, addressed to Parent, of an investment bank selected by Parent, that the transactions described herein are fair to Parent.

         6.4 Consents. All Consents required to be obtained by the Company and by Parent in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule and Part 3.5 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) the Escrow Agreement in the form of Exhibit E, executed by the Escrow Agent and the Company Stockholders' Agent;

            (b) the Stockholders' Agreement referred to in Section 5.7, executed by the Company and all of the Company Preferred Holders, provided, however, that the Company Preferred Holders other than the Designated Stockholders shall not be required to agree to be bound by Section 1 of the Stockholders' Agreement;

            (c) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by current employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;




                                      39.

            (d) [Intentionally Omitted]

            (e) a legal opinion of Wilson, Sonsini, Goodrich & Rosati dated as of the Closing Date, in the form of Exhibit G;

            (f) a certificate executed by the Company that the representations and warranties set forth in Section 2 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3(a), 6.4, 6.8, 6.9, 6.10 and 6.11 have been duly satisfied (the "Closing Certificate"); and

            (g) written resignations of all directors of the Company, effective as of the Effective Time.

         6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.7 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.8 Employees. No more than 50% of the engineering and operations employees employed by the Company as of the date hereof as identified on Part
6.8 of the Disclosure Schedule shall have ceased to be employed by, or expressed an intention in writing (electronic or otherwise) to terminate their employment with, the Company.

         6.9 Termination of Company Stock Plans. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the Company Stock Plans referred to in Section 5.8.

         6.10 Termination of 2002 Retention Compensation Plan. The Company shall have:

            (a) provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the Company's 2002 Retention Compensation Plan; and

            (b) amended the Company's Certificate of Incorporation to eliminate
Section 3.4 thereof.

         6.11 Minimum Net Cash. The Company shall have at least $2,500,000 of Net Cash as of the Closing.

         6.12 Warrants and Options. No options shall be outstanding to purchase any Company capital stock, no warrants shall be outstanding to purchase any Company preferred stock and the Company shall have taken all actions necessary to terminate all outstanding warrants for the purchase of any Company common stock.



                                      40.

         6.13 Termination of Investor Agreements. The Series A-1 Preferred Stock Purchase Agreement dated as of September 16, 2002 by and among the Company, certain of the Stockholders and the other signatories thereto, the Fourth Amended and Restated Secondary Refusal Right and Co-Sale Agreement dated as of September 16, 2002 by and among the Company, certain of the Stockholders and the other signatories thereto, and the Fourth Amended and Restated Investors' Rights Agreement dated as of September 16, 2002 by and among the Company, certain of the Stockholders and the other signatories thereto shall each have terminated and be of no further force or effect.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

         7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on The Nasdaq National Market.

         7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         7.5 Legal Opinion. The Company Preferred Holders shall have received a legal opinion of Cooley Godward LLP dated as of the Closing Date, in the form of Exhibit J.

SECTION 8. TERMINATION

         8.1 Termination Events. This Agreement may be terminated prior to the
Closing:

            (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);



                                      41.

            (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

            (c) by Parent if the Closing has not taken place on or before August 1, 2003 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

            (d) by the Company if the Closing has not taken place on or before August 1, 2003 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

            (e) by the mutual consent of Parent and the Company.

         8.2 Termination Procedures.

            (a) If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement.

            (b) If the Company wishes to terminate this Agreement pursuant to
Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

            (c) If the Company terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(d), and provided that Parent does not at such time have the right to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall, within two business days after the approval of the statement of expenses, reimburse the Company for the operating expenses during the period beginning on June 16, 2003 through the date of termination of this Agreement, as set forth on a statement of operating expenses to be prepared by the Company and subject to approval by Parent (which approval will not be unreasonably withheld or delayed); provided that in no event will Parent be required to reimburse the Company for operating expenses exceeding the amounts set forth in Part 4.2(s) of the Disclosure Schedule unless such expenses were previously approved by Parent in writing. The Company shall afford Parent and its advisors reasonable access to the Company's books and records during normal business hours following termination for purposes of Parent's review of such operating expenses.

         8.3 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.5.




                                      42.

SECTION 9. INDEMNIFICATION, ETC.

         9.1 Survival of Representations, Etc.

            (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire on the six month anniversary of the Closing Date (such date, for purposes of this Agreement, shall be referred to as the "Expiration Date"); provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to Company Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

            (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

         9.2 Indemnification by the Company Stockholders.

            (a) From and after the Effective Time (but subject to Section 9.1(a)), the Company Preferred Holders (for purposes of this Agreement, "Indemnifying Company Stockholders"), jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 as of the date of this Agreement (without giving effect to any update to the Disclosure Schedule); (ii) any inaccuracy in or breach of any representation or warranty set forth in
Section 2 as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any update to the Disclosure Schedule);
(iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); (v) any amount by which the Audited Net Cash is less than (A) the amount of Adjusted Net Cash set forth on the Signing Date Statement less (B) the Company Expenses; or (vi) any Damages relating to or arising from the Company's dispute with Agnes Imregh.




                                      43.

            (b) The Indemnifying Company Stockholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

            (c) The adoption of this Agreement and the approval of the Merger by the stockholders of the Company shall constitute approval of the indemnification obligations of the Indemnifying Company Stockholders pursuant to this Section 9, the establishment of the Escrow Account and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Amount in escrow, the appointment of the Escrow Agent, the Escrow Agreement and the appointment of the Company Stockholders' Agent.

         9.3 Threshold; Ceiling; Limitation on Indemnification.

            (a) The Indemnifying Company Stockholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $25,000 in the aggregate. (If the total amount of such Damages exceeds $25,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the full amount of such Damages (and not merely the portion of such Damages exceeding $25,000).)

            (b) In the event the Closing occurs, subject to Section 9.3(a) above, the sole recourse that the Indemnitees may utilize to recover Damages under Section 9.2(a) shall be the Escrow Account, and this Section 9 shall be the sole and exclusive means for any Indemnitees to recover any Damages for which it or they seek or have the right to seek indemnification pursuant to
Section 9.2(a); provided, that nothing in this Agreement shall limit the liability of any Person to any other party for fraud or willful misconduct committed by that Person. The maximum liability of each Indemnifying Company Stockholder under Section 9.2(a) shall be equal to its pro rata portion of the value of the Escrow Account.

         9.4 Satisfaction of Indemnification Claim. In the event any Indemnifying Company Stockholders shall have any liability (for indemnification) to any Indemnitee under this Section 9, such liability shall be satisfied pursuant to procedures to be set forth in the Escrow Agreement. To the extent that the Escrow Account contains sufficient cash, all such liability shall be satisfied by the delivery to such Indemnitee from the Escrow Account of cash. To the extent that the Escrow Account does not contain sufficient cash to cover such liability as of the time of such payment, the Indemnitee shall be entitled to receive any additional cash that becomes part of the Escrow Account during the Escrow Period until the liability has been satisfied. To the extent that, at the end of the Escrow Period, the Escrow Account does not contain sufficient cash to satisfy such liability, the Indemnitee shall be entitled to receive Parent




                                      44.

Warrants from the Escrow Account with a value equal to the remaining liability. The value of each Parent Warrant shall be deemed to be equal to the product of
(a) the number of shares of Parent Common Stock then purchasable pursuant to the Parent Warrant multiplied by (b) the greater of (i) the amount obtained by subtracting the then-current exercise price of the Parent Warrants from the volume-weighted average price of the Parent Common Stock for the five (5) trading days ending on the third trading day prior to the date six months after the Closing Date and (ii) zero.

         9.5 No Contribution. Each Company Stockholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Stockholders' Closing Certificate.

         9.6 Interest. Any Company Stockholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Company Stockholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Company Stockholder to such Indemnitee is fully satisfied by such Company Stockholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         9.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnifying Company Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

            (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively from the Escrow Account;

            (b) each Indemnifying Company Stockholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

            (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Company Stockholders' Agent; provided, however, that such consent shall not be unreasonably withheld.

         Parent shall give the Company Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Company Stockholders' Agent shall not




                                      45.

limit any of the obligations of the Indemnifying Company Stockholders under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

         9.8 Company Stockholders' Agent.

            (a) The Indemnifying Company Stockholders hereby irrevocably appoint Thomas Alexander as their agent and attorney-in-fact for purposes of Section 9 (the "Company Stockholders' Agent"), and Thomas Alexander hereby accepts his appointment as the Company Stockholders' Agent and agrees to serve in such capacity for and on behalf of the Indemnifying Company Stockholders, to give and receive notices and communications, to authorize payment and make delivery to Parent from the Escrow Account in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims pursuant to the terms of the Escrow Agreement, and to take all actions necessary or appropriate in the judgment of Company Stockholders' Agent for the accomplishment of the foregoing. Parent shall be entitled to deal exclusively with the Company Stockholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnifying Company Stockholder by the Company Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Company Stockholder by the Company Stockholders' Agent, as fully binding upon such Company Stockholder.

            (b) If the Company Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnifying Company Stockholders, then the Indemnifying Company Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Indemnifying Company Stockholders' Agent" for purposes of Section 9. If for any reason there is no Company Stockholders' Agent at any time, all references herein to the Company Stockholders' Agent shall be deemed to refer to Indemnifying Company Stockholders holding a majority of the Series A-1 Preferred immediately prior to the Effective Time.

            (c) The Company Stockholders' Agent shall not be liable for any act done or omitted hereunder as the Company Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment. All Indemnifying Company Stockholders shall severally indemnify the Company Stockholders' Agent and hold the Company Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Company Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Company Stockholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Company Stockholders' Agent.

            (d) The Company Stockholders' Agent shall not receive compensation for its services; provided, however, that the Company Stockholders' Agent shall be entitled to reimbursement from the Indemnifying Company Stockholders of all reasonable and documented expenses incurred in its capacity as Company Stockholders' Agent, and such expenses may be




                                      46.

paid out of amounts otherwise permitted to be released by the Escrow Agent to the Merger Stockholders (as defined in the Escrow Agreement) pursuant to the Escrow Agreement.

         9.9 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

         10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.2 Fees and Expenses. Parent and the Company Stockholders (on behalf of the Company) shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger.

         10.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):



                                      47.

                  if to Parent:

                  with a copy to:

                  Cooley Godward LLP
                  One Maritime Plaza, 20th Floor
                  San Francisco, California 94111
                  Attention: Jamie E. Chung
                  Telephone No.: (415) 693-2000
                  Facsimile No.: (415) 951-3699

                  if to the Company:

                  570 Maude Court
                  Sunnyvale, CA 94086
                  Attention: Chief Executive Officer
                  Telephone No.
                  Facsimile No.

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention: John Roos
                  Telephone No.: (650) 493-9300
                  Facsimile No.: (650) 493-6811

                  if to the Company Stockholders' Agent:

                  Thomas Alexander
                  570 Maude Court
                  Sunnyvale, CA 94086
                  Telephone No.
                  Facsimile No.

         10.5 Confidentiality. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each Designated Stockholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Stockholder's possession that relates to the business of the Company or Parent. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, shareholder or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made (a) until the earlier of (i) the date of the public announcement of discussions relating to the





                                      48.

Transactions, (ii) the date of the public announcement of the Transactions and
(iii) the date of the execution of an agreement to enter into the Transactions, and (b) to the extent reasonably necessary to comply with any applicable federal or state securities laws; and provided further that, for this purpose, (x) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction, and (y) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. For the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

         10.6 Time of the Essence. Time is of the essence of this Agreement.

         10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.9 Governing Law. This
Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

         10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's stockholders (to the extent set forth in Section 1.5, Section 5.2 and Article Nine); the individuals set forth in Section 5.11, Parent; Merger Sub; the other Indemnitees (subject to Section 9.9); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to its affiliates without obtaining the consent or approval of any other party hereto or of any other Person.

         10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.




                                      49.

         10.12 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.15 Parties in Interest. Except for the provisions of Sections 1.5, 5.2, 5.11 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality, Non-Use and Non-Disclosure Agreement by and between Parent and the Company dated as of April 21, 2003 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality, Non-Use and Non-Disclosure Agreement is terminated in accordance with its terms.

         10.17 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.




                                      50.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.




                                      51.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                              SORRENTO NETWORKS CORPORATION,
                                a Delaware corporation


                              By:
                                 -----------------------------------------------
                                   Joe Armstrong, Chief Financial Officer



                              LAMBDA ACQUISITION CORP.,
                                a Delaware corporation


                              By:
                                 -----------------------------------------------
                                   Joe Armstrong, Chief Financial Officer



                              LUXN, INC.,
                               a Delaware corporation


                               By:
                                  --------------------------------------------

                               Title:
                                     -----------------------------------------



                               COMPANY STOCKHOLDERS' AGENT


                               By:
                                  --------------------------------------------
                                        Thomas Alexander





                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT B

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit B):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

         (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

         (b) the issuance, disposition or acquisition of (i) more than 25% of capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire more than 25% of capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for more than 25% of capital stock or other equity security of the Company; or

         (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         Adjusted Net Cash. "Adjusted Net Cash" shall mean (1) the amount of cash held by the Company as of June 16, 2003, less (2) the sum of the following, which (with the exception of the Company Expenses) shall be determined as of June 16, 2003 and set forth in the Signing Date Statement: (i) accounts payable by the Company, (ii) the total amount outstanding under the Company's equipment leases, (iii) the total amount outstanding under the Company's credit line, (iv) accrued expenses (other than Company Expenses), (v) the cash portion of the Company's deferred revenue, and (vi) any amounts not paid by the Company as of June 16, 2003 but required to comply with Section 5.11 of the Agreement.

         Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

         Applicable Fraction. The "Applicable Fraction" is equal to the quotient obtained by dividing (A) the quotient obtained by dividing (x) the product of
1.5 multiplied by the Net Cash by (y) the Company Preferred Share Amount by (B) the Designated Parent Stock Price.

         COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         Company Affiliate. "Company Affiliate" shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

         Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         Company Employee. "Company Employee" shall mean any current or former employee, independent contractor or director of the Company or any Company Affiliate.

         Company Employee Agreement. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

         Company Employee Plan. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

         Company Expenses. "Company Expenses" shall mean those fees, costs and expenses incurred by the Company as set forth in Section 10.2 set forth on the schedule delivered by the Company and approved by Parent in accordance with
Section 5.10.

         Company IP. "Company IP" shall mean all Intellectual Property Rights and Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

         Company IP Contract. "Company IP Contract" shall mean any Contract to which the Company is or was a party or by which the Company is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for the Company.

         Company Pension Plan. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

         Company Preferred Holders. "Company Preferred Holders" shall mean the holders of the Series A-1 Preferred as of the Effective Time.

         Company Preferred Share Amount. "Company Preferred Share Amount" shall mean the aggregate number of shares of Series A-1 Preferred outstanding as of immediately prior to the Effective Time.

         Company Software. "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), marketed, distributed, licensed to third parties or sold by the Company at any time (other than non-customized third-party software licensed to the Company for internal use on a non-exclusive basis).

         Company Stockholders. "Company Stockholders" shall mean the stockholders of the Company as of the Effective Time.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         Designated Parent Stock Price. "Designated Parent Stock Price" shall mean the volume-weighted average price of the Parent Common Stock for the five
(5) trading days ending on June 16, 2003.

         DOL. "DOL" means the United States Department of Labor.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), other than (i) immaterial liens arising or incurred in the ordinary course of business, such as mechanic's, materialmen's and carrier's lien, or liens incurred in connection with workers' compensation, unemployment insurance or social security, if the underlying obligations are not delinquent, and (ii) liens for Taxes that arise solely by operation of law but are not yet due and payable.

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Escrow Agent. "Escrow Agent" shall have the meaning set forth in the Escrow Agreement

         Escrow Agreement. "Escrow Agreement" shall mean the escrow agreement in the form of Exhibit E to be entered into prior to Closing by Parent, the Company Stockholders' Agent and the Escrow Agent.

         Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FMLA. "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

         Foreign Plan. "Foreign Plan" shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body other than the United States; (b) any Company Employee Plan maintained or contributed to by the Company or any Company Affiliate that is not subject to United States law; and (c) any Company Employee Plan that covers or has covered Company Employees whose services are performed primarily outside of the United States.

         Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         HIPAA. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

         Indemnitees. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that none of the Company Preferred Holders shall be deemed to be "Indemnitees."

         Intellectual Property. "Intellectual Property" shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

         Intellectual Property Rights. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

         IRS. "IRS" shall mean the United States Internal Revenue Service.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations or financial performance provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (A) any action expressly required to be taken in order to comply with the terms and conditions of the Agreement; or (B) the fact that the Company failed to meet internal projections or forecasts, if any.

         Net Cash. "Net Cash" shall mean the Adjusted Net Cash as set forth on the Signing Date Statement less the Company Expenses.

         Parent Common Stock. "Parent Common Stock" means the common stock (par value $.001 per share) of Parent.

         Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Company on behalf of the Parent.

         Parent Warrants. "Parent Warrants" means the warrants issuable pursuant to this Agreement to purchase Parent Common Stock with an exercise price equal to the Designated Parent Stock Price in substantially the form set forth on Exhibit H to the Agreement.

         PBGC. "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

         Person. "Person" shall mean any individual, Entity or Governmental
Body.

         Registered IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

         Registrable Shares. "Registrable Shares" shall mean (a) the shares of Parent Common Stock issued pursuant to this Agreement and (b) the shares of Parent Common Stock issuable upon the exercise of the Parent Warrants.

         Registration Statement. "Registration Statement" shall mean any registration statement required to be filed by Section 5.2, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement.

         Related Party. "Related Party" shall mean (i) each of the Designated Stockholders; (ii) each individual who is, or who has at any time since June 1, 2001 been, an officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a controlling voting, proprietary or equity interest.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Series A-1 Preferred. Series A-1 Preferred shall mean the Series A-1 Preferred Stock of the Company, par value $0.0001 per share.

         Series A-1 Preferred Cash Amount. "Series A-1 Preferred Cash Amount" shall mean an amount of cash equal to the Net Cash as of the Closing divided by the Company Preferred Share Amount.

         Series A-1 Preferred Stock Amount. "Series A-1 Preferred Stock Amount" shall mean a number of shares of Parent Common Stock equal to the Applicable Fraction.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Warrant Amount. "Warrant Amount" shall mean the number of shares of Parent Common Stock equal to (i) 400,000 divided by (ii) the Company Preferred Share Amount.